Exhibit 10.9

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of January 30, 2003 (the “Amendment”), by and between COMERICA BANK – CALIFORNIA (“Bank”), and TRIPATH TECHNOLOGY INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 12, 2002, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of August 23, 2002 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       Subsection (i) of the defined term “Eligible Accounts” in Section 1.1 of the Agreement is hereby amended to read as follows:

(i)                                     Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts (the “Concentration Limit”), to the extent such obligations exceed the aforementioned percentage except as approved in writing by the Bank, provided that the Concentration Limit shall be 50% for Komatsu Semiconductor Corp., Quanta Computer Inc., Solectron Technology Singapore PTE LTD, World Vantage Tech (Holdings) LTD, and Dynax Electronics (HK) LTD and 35% for Macnica, Inc. (such exceptions are reviewable on an ongoing basis);

2.                                       The following defined term in Section 1.1 of the Agreement is hereby amended to read as follows:

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) are supported by credit insurance acceptable to Bank, (iii) are Accounts on which the account debtor is approved in writing by Bank, including without limitation Komatsu Semiconductor Corp., Quanta Computer Inc., Solectron Technology Singapore PTE LTD, and Macnica, Inc. (provided that the advance rate on such accounts shall be 60% unless supported by a letter of credit or credit insurance as set forth in subsections (i) or (ii) hereof) (such exceptions are reviewable on an ongoing basis); or (iv) are Accounts with respect to which the account debtor is Dynax Electronics (HK) LTD which are secured by letters of credit acceptable to Bank (the letters of credit shall name Bank as beneficiary and be issued by institutions approved by Bank’s International Department).

3.                                       The first paragraph of Section 6.3 of the Agreement is hereby amended in its entirety to read as follows:

6.3                                 Financial Statements, Reports, Certificates.  Borrower shall deliver the following to Bank:  (a) as soon as available, but in any event within forty five (45) days after the end of each quarter, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Fifty Thousand Dollars ($50,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

4.                                       Sections 6.9 and 6.10 of the Agreement are hereby amended in their entirety to read as follows:

6.9                                 Tangible Net Worth.  At all times, measured as of the last day of each month, beginning with the month ending January 31, 2003, Borrower shall maintain a Tangible Net Worth of at least $12,000,000, provided that such required amount shall increase by 50% of Borrower’s quarterly net profit after tax after January 30, 2003 and by 25% of any net proceeds received by Borrower in any given quarter from the sale and issuance of its equity securities after January 30, 2003.

6.10                           Revenue.  Borrower shall show quarterly revenue of at least the following amounts for each of the following quarters:

Quarter End Date	Minimum Revenue for such Quarter
3/31/03	$2,400,000
6/30/03	$4,320,000

5.                                       A new Section 6.13 is hereby added to the Agreement to read as follows:

6.13                           New Equity.  On or before April 30, 2003, Borrower shall receive cash proceeds from the sale and issuance of its equity securities to investors satisfactory to Bank in an amount of at least Seven Million Five Hundred Thousand Dollars ($7,500,000).

6.                                       Exhibit D to the Agreement is hereby amended and replaced in its entirety by Exhibit D attached hereto.

7.                                       Bank waives Borrower’s failure to comply with (i) Section 6.9 of the Agreement, as in effect prior to the date of this Amendment, for the months ended on October 31, 2002, November 30, 2002, and December 31, 2002 and (ii) Section 6.10 of the Agreement, as in effect prior to the date of this Amendment, for the quarter ended December 31, 2002.  Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents, and Bank does not waive any obligations Borrower may have under the Agreement (as amended by this Amendment) after December 31, 2002.  This waiver is not a continuing waiver with respect to any failure to perform any Obligation after December 31, 2002.

8.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

9.                                       Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

10.                                 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11.                                 As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  this Amendment, duly executed by Borrower;

(b)                                 a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)                                  an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)                                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRIPATH TECHNOLOGY INC.

By:

Title:

COMERICA BANK – CALIFORNIA

By:

Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:                                                                            COMERICA BANK - CALIFORNIA

FROM:                                                         TRIPATH TECHNOLOGY INC.

The undersigned authorized officer of TRIPATH TECHNOLOGY INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                           with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof (provided, however, that those representations and warranties expressly referring to another date are true and correct in all material respects as of such date).  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
10K and 10Q	(If applicable)	Yes	No
A/R Audit	Semi-Annual	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 15 days	Yes	No
Total amount of Borrower’s cash and investments	Amount: $	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	Yes	No

Financial Covenant	Required	Actual	Complies

Measured on a Monthly Basis:
Minimum Quick Ratio	1.50:1.00	:1.00	Yes	No
Minimum Tangible Net Worth	$12,000,000*	$	Yes	No
Minimum Quarterly Revenue	**	$	Yes	No
$7.5MM Equity Event	4/30/03		Yes	No

*such required amount shall increase by 50% of Borrower’s quarterly net profit after tax after January 30, 2003 and by 25% of any proceeds received by Borrower in any given quarter from the sale and issuance of its debt or equity securities after January 30, 2003

**3/31/03, $2,400,000; 6/30/03, $4,320,000

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

CORPORATE RESOLUTIONS TO BORROW

Borrower:                                        TRIPATH TECHNOLOGY INC.

I, the undersigned Secretary or Assistant Secretary of TRIPATH TECHNOLOGY INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation duly called and held, at which a quorum was present and voting, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money.  To borrow from time to time from COMERICA BANK - CALIFORNIA (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents.  To execute and deliver to Bank that certain Second Amendment to Loan and Security Agreement dated as of January 30, 2003 (the “Amendment”) and any documents related to the Amendment or to that certain Loan and Security Agreement dated as of July 12, 2002, as amended (collectively with the Amendment, the “Loan Documents”), and also to execute and deliver to Bank one or more amendments, renewals, extensions, modifications, consolidations, or substitutions for the Loan Documents.

Grant Security.  To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s obligations to Bank, as described in the Loan Documents and otherwise.

Letters of Credit.  To execute letters of credit applications and other related documents pertaining to Bank’s issuance of letters of credit.

Negotiate Items.  To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank.  Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

I FURTHER CERTIFY that true and correct current copies of the Certificate of Incorporation of the Corporation, as amended, have been delivered to Bank as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand on January 30, 2003 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X